Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of April 15, 2022, by and among (i) NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) Navy Sail International Limited, a British Virgin Islands company, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (iii) ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Island (the “Company”), (iv) East Stone Acquisition Corporation, a British Virgin Islands business company (“Purchaser”), and (v) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on April 15, 2022, the Purchaser, the Purchaser Representative, Pubco, Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Muse Merger Sub II Limited, a British Virgin Islands company and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, at the Closing of the transaction contemplated by the Business Combination Agreement (the “Closing”), the Holder is the holder of the number of Pubco Ordinary Shares in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which certain share consideration to be issued to Holder (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

[With respect to the controlling shareholder of the Company:

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the applicable Release Date, and (y) the date after the occurrence of a Change of Control, and (z) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period, provided that in the case of clause (z), only one third of the Restricted Shares shall be released from the following limitations on each of the following three dates: the last day of the Lock-Up Period, the three (3)-month anniversary of the last day of the Lock-Up Period and the six (6)-month anniversary of the last day of the Lock-Up Period: (i) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). ]

[OR]

[With respect to certain holders of the Founder Shares and certain other shareholders of the Company:

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the Release Date, and (y) the date after the occurrence of a Change of Control, and (z) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period, provided that (1) in the case of clause (x), 30% of the Restricted Shares shall be released from the following limitations on the date after the expiry of the Lock-Up Period, and the remaining 70% of the Restricted Shares shall be released from the following limitations on the one (1)-year anniversary of the Closing Date, and (2) in the case of clause (z), only one third of the Restricted Shares shall be released from the following limitations on each of the following three dates: the last day of the Lock-Up Period, the three (3)-month anniversary of the last day of the Lock-Up Period and the six (6)-month anniversary of the last day of the Lock-Up Period: (i) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).]

[With respect to the controlling shareholder of the Company:

(b) The foregoing Section 1(a) shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession, virtue of laws of descent and distribution upon the death of Holder, (II) to any Permitted Transferee (defined below), (III) pursuant to a qualified domestic relations order, divorce settlement, divorce decree or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, (IV) to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements, (V) to Pubco pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Pubco or forfeiture of the Restricted Securities, (VI) which was acquired in the PIPE Investment or in open market transactions after the Closing, (VII) the transfer in connection with any legal, regulatory or other order; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Pubco or the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.]

[OR]

[With respect to certain holders of the Founder Shares and certain other shareholders of the Company:

(b) The foregoing Section 1(a) shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession, virtue of laws of descent and distribution upon the death of Holder, (II) to any Permitted Transferee (defined below), (III) pursuant to a qualified domestic relations order, divorce settlement, divorce decree or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, (IV) to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements, (V) to Pubco pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Pubco or forfeiture of the Restricted Securities, (VI) which was acquired in the PIPE Investment or in open market transactions after the Closing, (VII) the transfer in connection with any legal, regulatory or other order; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Pubco or the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; provided further that with respect to Restricted Securities other than the Founder Shares, within first two (2) years after the Closing, before the Holder (other than [the controlling shareholder of the Company]) sells any Restricted Securities on the public market, the Holder shall provide [the controlling shareholder of the Company]or its shareholder with, and [the controlling shareholder of the Company] or its shareholder shall be entitled to a right of first offer with respect to such sale. If such Holder declines to accept the offer of [the controlling shareholder of the Company] or its shareholder, such Holder may not sell any Restricted Securities in the public market within such first two (2) years at a price lower than the price per share offered by [the controlling shareholder of the Company] or its shareholder without again providing [the controlling shareholder of the Company] or its shareholder with a right of first refusal.]

[With respect to the controlling shareholder of the Company:

(c) As used in this Agreement, the term (X) “Change of Control” shall mean: one transaction or a series of related transactions (whether by share transfer, tender offer, merger, consolidation or otherwise), following which (i) the shareholder of [the controlling shareholder of the Company] ceases to hold directly or indirectly shares representing no less than 50% of the voting power of Pubco or otherwise Control (as defined in the Business Combination Agreement) Pubco, and (ii) the shareholders of Pubco and their direct and indirect equity holders immediately prior to such transaction or series of related transactions no longer holder directly or indirectly no less than 50% of Pubco’s shares; (Y) “Release Date” shall mean: (A) with respect to fifty percent (50%) of the Restricted Securities, the twelve (12) month anniversary of the date of the Closing, (B) with respect to twenty-five percent (25%) of the Restricted Securities, the eighteen (18) month anniversary of the date of the Closing, and (C) with respect to remaining twenty-five percent (25%) of the Restricted Securities, the twenty-four (24) month anniversary of the date of the Closing; and (Z) “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, domestic partner, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder by virtue of the laws of the jurisdiction of the Holder’s organization and the Holder’s organizational documents upon the liquidation and dissolution of Holder or (E) to any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto.]

[OR]

[With respect to certain holders of the Founder Shares and certain other shareholders of the Company:

(c) As used in this Agreement, the term (X) “Change of Control” shall mean: one transaction or a series of related transactions (whether by share transfer, tender offer, merger, consolidation or otherwise), following which (i) the shareholder of [the controlling shareholder of the Company] ceases to hold directly or indirectly shares representing no less than 50% of the voting power of Pubco or otherwise Control (as defined in the Business Combination Agreement) Pubco, and (ii) the shareholders of Pubco and their direct and indirect equity holders immediately prior to such transaction or series of related transactions no longer holder directly or indirectly no less than 50% of Pubco’s shares; (Y) “Release Date” shall mean the six (6) month anniversary of the date of the Closing; and (Z) “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, domestic partner, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder by virtue of the laws of the jurisdiction of the Holder’s organization and the Holder’s organizational documents upon the liquidation and dissolution of Holder or (E) to any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto.]

(d) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [__________], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement.

2.	Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder and Purchaser are personal to Holder and Purchaser, as applicable, and may not be transferred or delegated by Holder or Purchaser at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Purchaser Representative shall be required which shall not be unreasonably withheld). If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco: NWTN Inc. No.76 Mu Nan Road, Heping District, Tianjin, China Attention: Baojin Su Telephone No.: +86 022-23303776 Email: ir@iconiqmotors.com with a copy (which will not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100

Telephone No.: +1 212 903 9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133

Telephone No.: +852 2842 4888

If to the Company, to: ICONIQ Holding Limited No.76 Mu Nan Road, Heping District, Tianjin, China Attention: Baojin Su Telephone No.: +86 022-23303776 Email: ir@iconiqmotors.com

With a copy to (which shall not constitute notice):

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100

Telephone No.: +1 212 903 9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133

Telephone No.: +852 2842 4888

If to the Purchaser Representative, to:

Navy Sail International Limited

19/F On Hong Commercial Building

145 Hennessy Road

Wanchai, Hong Kong

Attn: Chunyi (Charlie) Hao

Telephone No.: +86 186 1006 0879

Email: hao.chunyi@foxmail.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement with a copy (which will not constitute notice) to:

With respect to a holder of the Company Securities:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100

Telephone No.: +1 212 903 9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133

Telephone No.: +852 2842 4888

With respect to a holder of the Founder Shares:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Company, the Purchaser (as represented by the Purchaser Representative) and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and the Purchaser (as represented by the Purchaser Representative) shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco, the Company and the Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under any other agreement between Holder and Pubco, the Company or the Purchaser (as represented by the Purchaser Representative) or any certificate or instrument executed by Holder in favor of Pubco, the Company or the Purchaser (as represented by the Purchaser Representative), and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco, the Company or the Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

NWTN Inc.

By:
Name: Nan Wu
Title: Director

Company:

ICONIQ Holding Limited

Name: Nan Wu
Title: Director

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

EAST STONE ACQUISITION CORPORATION

By:
Name:Xiaoma (Sherman) Lu
Title: Chief Executive Officer

Purchaser Representative:

NAVY SAIL INTERNATIONAL LIMITED

By:
Name: Chunyi (Charlie) Hao
Title: Director

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email: